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                                                              EXHIBIT 99.1

CONTACTS:
Harrah's Entertainment, Inc.                      Rio Hotel and Casino, Inc.
Media:                                            Media and Investors:
Ralph Berry, (901) 762-8629                       James A. Barrett, Jr.
                                                  (702) 252-7733
Investors:
Charles Atwood, (901) 762-8852
Release # HET-09-98-0114



            HARRAH'S AND RIO TO USE PURCHASE METHOD OF ACCOUNTING

MEMPHIS, TN/LAS VEGAS, NV, SEPTEMBER 4, 1998 -- Harrah's Entertainment, Inc. (NYSE:HET) and Rio Hotel and Casino, Inc. (NYSE:RHC) today announced that they have amended their merger agreement to eliminate the condition that the merger be accounted for as a pooling of interests. Having reviewed and evaluated all aspects of the proposed merger, the companies determined that the purchase method is the appropriate accounting treatment for this transaction.

     Purchase accounting will improve the combined company's debt-to-capital ratio as well as permit increased flexibility in managing the combined company. The companies continue to expect the transaction to be accretive to earnings in the first year based on achieving modest cost synergies.


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